AMENDED SCHEDULE A
                              DATED JUNE 24, 2015
                     TO THE ADVISORS' INNER CIRCLE FUND III
                               DISTRIBUTION PLAN
                              DATED MAY 15, 2014,
                            AS AMENDED AND RESTATED
                                 MARCH 3, 2015

       Pursuant to Section 1 of the Plan and subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, distribution fees for the following Fund(s), and/or classes thereof, shall not exceed the amounts listed below:

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Fund                                               Class of Shares          Fee
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Rothschild Larch Lane Alternatives Fund               Investor             0.25%
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Knights Of Columbus Core Bond Fund                    Investor             0.25%
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Knights Of Columbus Limited Duration Bond Fund        Investor             0.25%
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Knights Of Columbus Large Cap Growth Fund             Investor             0.25%
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Knights Of Columbus Large Cap Value Fund              Investor             0.25%
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Knights Of Columbus Small Cap Equity Fund             Investor             0.25%
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Knights Of Columbus International Equity Fund         Investor             0.25%
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